UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2003

GUSANA EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-72802
(Commission File Number)

98-0352633
(IRS Employer Identification No.)

#244 - 2906 West Broadway Street, Vancouver, B.C. Canada V6K 1G8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 833-3903

Item 5. Other Events

On May 14, 2003, the board of directors of the Corporation approved a twelve (12) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on May 15, 2003. As a result, the authorized capital of the Corporation has increased from 100,000,000 to 1,200,000,000 shares of common stock with a par value of $0.00001. The Corporation will issue twelve (12) shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase the issued and outstanding share capital of the Corporation from 1,026,900 shares of common stock to 12,322,800 shares of common stock.

The Forward Stock Split took effect with the OTC Bulletin Board at the opening for trading on Friday, May 30, 2003 under the new stock symbol GUSN. The Corporation's new CUSIP number is 40330 T 20 2.

Item 7. Exhibits

(99) Certificate of Reverse Stock Split filed with the Nevada Secretary of State on May 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUSANA EXPLORATIONS INC.

/s/ Andrew B. Stewart
Andrew B. Stewart, President and Director

Date: June 2, 2003.